UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  February 19, 2004

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, Fifth Floor

Foster City, CA 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On February 5, 2004, Equinix, Inc. issued a press release to announce that it has agreed to sell $75 million aggregate principal amount of 2.5% Convertible Subordinated Debentures due 2024 (the “Debentures”), to be offered pursuant to Rule 144A under the Securities Act of 1933, as amended, and Regulation S thereunder. On February 19, 2004 Equinix announced that it sold an additional $11.25 million aggregate principal amount of 2.5% Convertible Subordinated Debentures to the initial purchasers. Equinix also announced it repaid its Credit Facility. Other information related to the Debentures is contained in the press release, a copy of which is attached as Exhibit 99.1 hereto.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)    EXHIBITS.

99.1    Press Release of Equinix, Inc. dated February 19, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: February 19, 2004	By:	/S/ RENEE F. LANAM

Renee F. Lanam Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Text of Press Release dated February 19, 2004.